UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

Teleflex Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation)

550 East Swedesford
Road, Suite 400	19087
Wayne, PA
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 225-6800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Indenture and Notes

Overview

On May 21, 2014, Teleflex Incorporated (the “Company”) issued $250,000,000 aggregate principal amount of 5.25% senior notes due 2024 (the “Notes”), pursuant to an indenture, dated as of May 21, 2014 (the “Indenture”), among the Company, the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Notes pay interest semi-annually on June 15 and December 15, commencing on December 15, 2014, at a rate of 5.25% per year, and mature on June 15, 2024.

Ranking

The Notes and the guarantees thereof are the Company’s and the Guarantors’ general unsecured senior obligations and rank pari passu in right of payment with all of the Company’s and the Guarantors’ existing and future senior obligations and senior in right of payment to any of the Company’s and the Guarantors’ existing and future subordinated indebtedness, including the Company’s 3.875% convertible senior subordinated notes due 2017 and the Company’s 6.875% senior subordinated notes due 2019. The Notes and the guarantees thereof are effectively subordinated to the Company’s and the Guarantors’ existing and future secured indebtedness, including all borrowings under the Company’s revolving credit facility, to the extent of the value of the assets securing such indebtedness. The Notes and the guarantees are structurally subordinated to all existing and future indebtedness and other claims and liabilities, including preferred stock, of the Company’s subsidiaries that do not guarantee the Notes.

Guarantees

The obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by each of the Company’s existing and future wholly-owned domestic subsidiaries that is a guarantor or other obligor under the Company’s revolving credit facility and by certain of the Company’s other wholly-owned domestic subsidiaries.

Optional Redemption

At any time prior to June 15, 2019, the Company may on any one or more occasions redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the greater of (1) 1.0% of the principal amount of the Notes and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such note at June 15, 2019 (as set forth in the table appearing below), plus (ii) all required interest payments due on the Notes through June 15, 2019 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the treasury rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of the Notes (as of, and plus accrued and unpaid interest and additional interest, if any, to, the date of redemption), subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date.

On or after June 15, 2019, the Company may on any one or more occasions redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and additional interest (as described below), if any, on the Notes redeemed, to, but not including, the applicable date of redemption, if redeemed during the twelve-month period beginning on June 15 of the years indicated below, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date:

Year	Percentage
2019	102.625%
2020	101.750%
2021	100.875%
2022 and thereafter	100.000%

In addition, at any time prior to June 15, 2017, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any additional notes) at a redemption price equal to 105.25% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more equity offerings; provided, that, at least 65% of the aggregate principal amount of Notes originally issued under the indenture (excluding notes held by the Company and its subsidiaries) remains outstanding immediately after the occurrence of such redemption; provided further that each such redemption occurs within 120 days of the date of closing of each such equity offering.

Change of Control

If the Company experiences certain change of control events, the Company must offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest and additional interest, if any, to, but not including, the applicable repurchase date.

Asset Sale Offer

If the Company sells certain assets, under certain circumstances the Company must offer to repurchase the Notes at a repurchase price equal to 100% of the principal amount of the Notes repurchased plus accrued and unpaid interest and additional interest, if any, to, but not including, the applicable repurchase date.

Covenants

The Indenture contains covenants that, among other things, impose significant restrictions on the Company’s business. The restrictions that these covenants place on the Company and its restricted subsidiaries include limitations on the Company’s ability and the ability of its restricted subsidiaries to:

•	incur additional indebtedness or issue disqualified stock or preferred stock;

•	create liens;

•	pay dividends, make investments or make other restricted payments;

•	sell assets;

•	merge, consolidate, sell or otherwise dispose of all or substantially all of the Company’s assets;

•	enter into transactions with the Company’s affiliates;

•	designate subsidiaries as unrestricted.

Events of Default

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The foregoing description of Indenture and the Notes are qualified in its entirety by reference to the actual terms of the Indenture and the Notes, copies of which are attached as Exhibits 4.1 and 4.2 hereto and are incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company and the Guarantors entered into a registration rights agreement dated May 21, 2014 with the initial purchasers of the Notes (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file an exchange offer registration statement to exchange the Notes for substantially identical notes registered under the Securities Act of 1933, as amended. The Company has also agreed to file a shelf registration statement to cover resales of Notes under certain circumstances. The Company has agreed to file the exchange offer registration statement with the Securities and Exchange Commission (the “SEC”) within 450 days of the issue date of the Notes and use all commercially reasonable efforts to have the exchange offer registration statement declared effective within 90 days of its filing and to complete the exchange offer with respect to the Notes within 30 business days of effectiveness. In addition, the Company agreed to file the shelf registration statement on or prior to 30 days after a filing obligation arises and to use all commercially reasonable efforts to cause such shelf registration statement to be declared effective by the SEC on or prior to 90 days after such obligation arises. If the Company fails to satisfy its registration obligations under the Registration Rights Agreement, it will be required to pay additional interest (up to a maximum rate of 1.0% per year) to the holders of the Notes under certain circumstances, until such time as the Company is no longer in default of such obligations.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the actual terms of the Registration Rights Agreement, a copy of which is attached as Exhibit 4.3 hereto and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

4.1	Indenture, dated May 21, 2014 by and among Teleflex Incorporated, the guarantors named therein and Wells Fargo Bank, National Association.

4.2	Form of 5.25% Senior Notes due 2024 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated May 21, 2014 by and among Teleflex Incorporated, the guarantors named therein and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2014

TELEFLEX INCORPORATED

By:	/s/ Jake Elguicze
	Name:	Jake Elguicze
	Title:	Treasurer and Vice President of Investor Relations

EXHIBIT INDEX

4.1	Indenture, dated May 21, 2014 by and among Teleflex Incorporated, the guarantors named therein and Wells Fargo Bank, National Association.

4.2	Form of 5.25% Senior Notes due 2024 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated May 21, 2014 by and among Teleflex Incorporated, the guarantors named therein and the other parties thereto.